Corporate Capital Trust 8-K

Exhibit 10.1

Committed Facility Agreement

BNP PARIBAS PRIME BROKERAGE, INC., ON BEHALF OF ITSELF AND AS AGENT FOR THE BNPP ENTITIES (“BNPP PB, Inc.”) and the counterparty specified on the signature page (“Customer”), hereby enter into this Committed Facility Agreement (this “Agreement”), dated as of the date specified on the signature page.

Whereas BNPP PB, Inc. and Customer have entered into the U.S. PB Agreement, dated as of the date hereof (the “U.S. PB Agreement”);

Whereas BNPP PB, Inc., Customer and State Street Bank and Trust Company (the “Custodian”) have entered into the Special Custody and Pledge Agreement, dated the date hereof (the “Special Custody Agreement” and together with this Agreement and the U.S. PB Agreement, the “40 Act Financing Agreements”);

Whereas this Agreement supplements and forms part of the other 40 Act Financing Agreements and sets out the terms of the commitment of BNPP PB, Inc. to provide financing to Customer under the 40 Act Financing Agreements.

Now, therefore, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.	Definitions -

(a)
Capitalized terms not defined in this Agreement have the respective meanings assigned to them in the U.S. PB Agreement. The 40 Act Financing Agreements are included in the term “Contract,” as defined in the U.S. PB Agreement.

(b)	“Account Agreement” means the Account Agreement attached as Exhibit A to the U.S. PB Agreement.

(c)	“Borrowing” means a draw of cash financing by Customer from BNPP PB, Inc. pursuant to Section 2 of this Agreement.

(d)	“Closing Date” means _______________________, 2013.

(e)	“Collateral Requirements” means margin requirements set forth in Appendix A attached hereto.

(f)	“Maximum Commitment Financing” means USD $200,000,000.

(g)
“Net Asset Value” means, with respect to Customer, the net asset value per share of common stock issued by Customer calculated in accordance with Customer’s commercially reasonable internal policies and procedures.

(h)
“Net Asset Value Floor” means, with respect to Customer, an amount equal to 50% of Customer’s Net Asset Value in effect as of the Closing Date (such 50% amount, the “Execution Date NAV Floor”); provided, however, that following the date hereof, the Net Asset Value Floor shall be the greater of (i) the Execution Date NAV Floor or (ii) 50% of the Net Asset Value of Customer, calculated based on the Customer’s Net Asset Value as of its most recent fiscal year end subsequent to the date hereof.

(i)
“Outstanding Debit Financing” means the aggregate cash borrowings under the 40 Act Financing Agreements. For the purposes of calculating such aggregate cash borrowings, if Customer holds debit cash balances in non-USD currencies, BNPP PB, Inc. will convert each of these balances into USD at prevailing market rates in a commercially reasonable manner to determine Customer’s aggregate cash borrowings.

(j)	“1940 Act” means the Investment Company Act of 1940, as amended.

2.	Borrowings -

Subject to the terms hereof, BNPP PB, Inc. shall make available cash financing under the 40 Act Financing Agreements in an amount up to the relevant Maximum Commitment Financing. Such cash financing shall be made available in immediately available funds. Customer may borrow under this Section 2, prepay pursuant to Section 4 and reborrow under this Section 2 without penalty.

On the Closing Date, subject to the terms hereof, BNPP PB, Inc. shall make funds available to Customer in an amount up to the Maximum Commitment Financing. Each subsequent Borrowing (not to exceed, in the aggregate with each other outstanding Borrowing, the Maximum Commitment Financing) shall be made on written notice (the “Borrow Request”), given by Customer to BNPP PB, Inc. not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the date of the proposed Borrowing (which must be a Business Day) by Customer. Subject to Section 7, BNPP PB, Inc. shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available to Customer the amount of such Borrowing (provided that the Outstanding Debit Financing, taking into account the amount specified in the Borrow Request, does not exceed the Maximum Commitment Financing) payable to the account designated by the Customer in such Borrow Request.

3.	Repayment -

(a)
Upon the occurrence of a Facility Termination Event, an event described in Section 15(a) hereof, or the date specified in the Facility Modification Notice as described in Section 6, all Borrowings (including all accrued and unpaid interest thereon and all other amounts owing or payable hereunder) may be recalled by BNPP PB, Inc. in accordance with Section 1 of the U.S. PB Agreement.

(b)	Upon the occurrence of a Default, the BNPP Entities shall have the right to take any action described in Section 13(b) hereof.

4.	Prepayments -

Customer may, upon at least one Business Day’s notice to BNPP PB, Inc. stating the proposed date and aggregate principal amount of the prepayment, prepay all or any portion of the outstanding principal amount of the Outstanding Debit Financing, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that Customer shall continue to be obligated to pay the Commitment Fee as set forth in Appendix B attached hereto.

5.	Interest -

Customer shall pay interest on the outstanding principal amount of each Borrowing from the date of such Borrowing until such principal amount has been paid in full, at the rates specified in Appendix B attached hereto. Such interest shall be payable monthly, and if not paid when due, any unpaid interest shall be capitalized on the principal balance as additional cash borrowing by the Customer; provided that, notwithstanding such capitalization, the failure by Customer to pay such interest when due, shall be a failure of Customer to comply with an obligation under this Agreement (after giving effect to any applicable notice requirement or grace period).

6.	Scope of Committed Facility -

Subject to Section 7, BNPP PB, Inc. shall make available cash financing under the 40 Act Financing Agreements in an aggregate amount up to the relevant Maximum Commitment Financing, and may not take any of the following actions except upon at least 364 calendar days’ prior notice (the “Facility Modification Notice”) (the date such Facility Modification Notice is sent, the “Notice Date”):

(a)	modify the method for calculating the Collateral Requirements;

(b)	recall or cause repayment of any cash loan under the 40 Act Financing Agreements;

(c)	modify the interest rate spread on cash loans under the 40 Act Financing Agreements, as set forth in Appendix B attached hereto;

(d)	modify any other fees specified in Appendix B attached hereto; or

(e)	terminate this Agreement or any of the 40 Act Financing Agreements.

7.	Conditions for Committed Facility -

The commitment as set forth in Sections 2 and 6 only applies so long as –

(a)	Customer satisfies the Collateral Requirements;

(b)	no Default or Facility Termination Event has occurred and is continuing; and

(c)	there has not occurred any termination of this Agreement (including, without limitation, pursuant to Section 15).

8.	Arrangement and Commitment Fee -

(a)	Customer shall pay when due an Arrangement Fee as set forth in Appendix B attached hereto.

(b)	Customer shall pay when due a Commitment Fee as set forth in Appendix B attached hereto.

9.	Substitution -

(a)
After BNPP PB, Inc. sends a Facility Modification Notice, Customer may not substitute any collateral, provided that Customer may, subject to the Special Custody Agreement, purchase and sell portfolio securities in the ordinary course of business consistent with its investment restrictions; provided further that BNPP PB, Inc. may permit substitutions upon request, which permission shall not be unreasonably withheld; provided further that for substitutions of rehypothecated collateral, such collateral shall be returned for substitution within a commercially reasonable period (in any event no sooner than the standard settlement period applicable to such collateral).

(b)
Prior to BNPP PB, Inc. sending a Facility Modification Notice, Customer may, subject to the Special Custody Agreement, substitute collateral, provided that for substitutions of rehypothecated collateral, such collateral shall be returned for substitution within a reasonable period (in any event no sooner than the standard settlement period applicable to such collateral).

10.	Collateral Delivery -

If notice of a Collateral Requirement is sent to Customer: (i) on or before 11:00 a.m. on any Business Day, then Customer shall deliver all required Collateral no later than the close of business on such Business Day, and (ii) after 11:00 a.m. on any Business Day, then Customer shall deliver all required Collateral no later than the close of business on the immediately succeeding Business Day.

Unless a Default or Facility Termination Event (other than a Facility Termination Event under Section 13(c)(ii)) has occurred and is continuing, subject to Section 17(b) of the Account Agreement, on any Business Day prior to the Notice Date, to the extent that there is margin in the Special Custody Account (as defined in the Special Custody Agreement) in excess of the Collateral Requirements (such excess, the “Margin Excess”), if a request for return or delivery of Margin Excess is sent to BNPP PB, Inc.: (a) on or before 11:00 a.m. New York City time on any Business Day, then BNPP PB, Inc. shall, no later than the close of business on such Business Day, provide an Advice from Counterparty (as defined in the Special Custody Agreement) to Custodian instructing for the release of such Margin Excess pursuant to section 4 of the Special Custody Agreement, and (b) after 11:00 a.m. New York City time on any Business Day, then BNPP PB, Inc. shall, no later than the close of business on the immediately succeeding Business Day, provide an Advice from Counterparty (as defined in the Special Custody Agreement) to Custodian instructing for the release of such Margin Excess pursuant to section 4 of the Special Custody Agreement; provided that it shall not be a breach of this Agreement if a failure to provide such Advice from Counterparty is caused by an error or omission of an administrative or operational nature and BNPP PB, Inc. provides such Advice from Counterparty by the close of business on the next following Business Day after such Advice from Counterparty was to be provided pursuant to the immediately preceding provisions. For the avoidance of doubt, to the extent Customer’s request for Margin Excess is a request for a return of securities Collateral, BNPP PB, Inc. shall only be obligated to instruct for the release of such securities Collateral to the extent such securities Collateral has not been re-hypothecated pursuant to Exhibit B to the Account Agreement.

11.	Representations and Warranties -

Customer hereby makes all the representations and warranties set forth in Section 5 of the Account Agreement, which are deemed to refer to this Agreement, and such representations and warranties shall survive each transaction and the termination of the 40 Act Financing Agreements.

12.	Financial Information -

Customer shall provide BNPP PB, Inc. with copies of –

(a)
the most recent annual report of Customer containing financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the United States, as soon as available and in any event within 120 calendar days after the end of each fiscal year of Customer;

(b)
a monthly statement of the leverage and asset coverage ratios of Customer and a monthly disclosure of Customer’s consolidated aggregate net asset value as of the last day of each calendar month as soon as available and in any event within 15 calendar days after the end of each calendar month;

(c)	the estimated Net Asset Value statement of Customer within one (1) Business Day of request therefor by BNPP PB, Inc.

Notwithstanding anything to the contrary herein, if the Net Asset Value of Customer or most recent annual report of Customer (the “Reports”) are available on Customer’s website and Customer provides BNPP PB, Inc. a working link to such Reports sent to rcm_regulated_funds@us.bnpparibas.com, such Reports shall be deemed delivered to BNPP PB, Inc. without further action by Customer.

13.	Termination -

(a)
Upon the occurrence and continuance of a Facility Termination Event, BNPP PB, Inc. shall have the right to terminate this Agreement, accelerate the maturity of any and all Borrowings to be immediately due and payable, modify the method for calculating the Collateral Requirements, and modify any interest rate spread, fees, charges, or expenses, in each case, in accordance with the timeframes specified in the U.S. PB Agreement.

(b)
Upon the occurrence of a Default, if such Default is at that time continuing, the BNPP Entities may terminate any of the 40 Act Financing Agreements and/or take Default Action or any other action provided for under the 40 Act Financing Agreements.

(c)	Each of the following events constitutes a “Facility Termination Event”:

i.
the occurrence of a default, termination event or similar condition (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event under an ISDA Master Agreement) by Customer under any contract or agreement with a third party, where the aggregate principal amount of any such contract or agreement (which, for the avoidance of doubt, includes any obligations with respect to borrowed money or other assets in connection with such contract or agreement) is not less than the lesser of (x) 3% of the Net Asset Value of Customer and (y) USD $20,000,000;

ii.
there occurs any change in BNPP PB, Inc.’s interpretation of any Applicable Law or the adoption of or any change in the same that, in the reasonable opinion of external nationally recognized counsel to BNPP PB, Inc., has the effect with regard to BNPP PB, Inc. of impeding or prohibiting the arrangements under the 40 Act Financing Agreements (including, but not limited to, imposing or adversely modifying or affecting the amount of regulatory capital to be maintained by BNPP PB, Inc.); provided, however, that it shall not be a Facility Termination Event if there occurs a change in, or change in BNPP PB, Inc.’s interpretation of, any Applicable Law that results in a cost increase to BNPP PB, Inc. (as determined in its sole discretion), rather than a prohibition (as determined in BNPP PB, Inc.’s sole discretion), and such cost increase is accepted by Customer (for the avoidance of doubt, such cost increase may be implemented by adjusting the fees and rates in Appendix B or in any other manner, as determined by BNPP PB, Inc. in its sole discretion);

iii.
(A) as of the close of Customer’s business on the last Business Day of a month (the “Determination Date”), the Net Asset Value of Customer has declined by thirty percent (30%) or more from the Net Asset Value of Customer as of the first Business Day of the immediately preceding one-month period then ending; or (B) as of the Determination Date, the Net Asset Value of Customer has declined by forty percent (40%) or more from the Net Asset Value of Customer as of the first Business Day of the immediately preceding three-month period then ending; or (C) as of the Determination Date, the Net Asset Value of Customer has declined by fifty percent (50%) or more from the Net Asset Value of Customer as of the first Business Day of the immediately preceding 12-month period then ending;

iv.
the investment management agreement between Customer and its investment advisor (“Advisor”) is terminated or the Advisor otherwise ceases to act as investment advisor of Customer; provided, however, such termination or cessation shall not constitute a Facility Termination Event if there is a replacement investment advisor appointed immediately who is either (A) and affiliate of the Advisor or (B) acceptable to BNPP PB, Inc. in its good faith discretion;

v.	Customer violates Section 61 of the 1940 Act;

vi.
Customer fails to make any filing necessary to comply with the rules of any exchange in which its shares are listed where such failure continues for five (5) Business Days after written notice to Customer by BNPP PB, Inc.;

vii.	Customer is not classified as a “closed-end company” as defined in Section 5 of the 1940 Act; or

viii.	Customer changes its fundamental investment policies.

(d)	Each of the following events constitutes a “Default” and shall be an “Event of Default” for purposes of the Account Agreement:

i.
Customer fails to meet the Collateral Requirements within the time periods set forth in Section 10, provided that, it shall not be a Default if such failure is caused by an error or omission of an administrative or operational nature of which Customer has notified BNPP PB, Inc. on the day such posting was due and (A) funds were available for Customer to post when due and (B) such posting is made by the close of business on the immediately following Business Day after such posting was originally due;

ii.
Customer fails to deliver its financial information within the time periods set forth in Section 12 and such failure is not remedied within (A) five (5) days for a failure under Sections 12(a) and 12(b), and (B) one (1) Business Day for a failure under Section 12(c);

iii.	the Net Asset Value of Customer declines below the Net Asset Value Floor;

iv.
any representation or warranty made or deemed made by Customer to BNPP PB, Inc. under any 40 Act Financing Agreement (including under Section 11 herein) proves false or misleading when made or deemed made;

v.	Customer fails to comply with or perform any other agreement or obligation under this Agreement or the other 40 Act Financing Agreements;

vi.
Customer becomes bankrupt, insolvent, or subject to any bankruptcy, reorganization, insolvency or similar proceeding or all or substantially all its assets become subject to a suit, levy, enforcement, or other legal process where a secured party maintains possession of such assets, has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger), seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, has a secured party take possession of all or substantially all its assets, or takes any action in furtherance of, or indicating its consent to or approval of, any of the foregoing acts; or

vii.
the occurrence of a default, termination event or similar condition (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event under an ISDA Master Agreement) by, or with respect to, Customer under any contract or agreement with a BNPP Entity or affiliate of a BNPP Entity.

(e)	Customer shall have the right to terminate this Agreement upon 180 days’ prior notice.

14.	Notices -

Notices under this Agreement shall be provided pursuant to Section 12(a) of the Account Agreement.

15.	Compliance with Applicable Law -

(a)
Notwithstanding any of the foregoing, if required by Applicable Law (including, for the avoidance of doubt, any new or amended rules, requests, guidelines and directives promulgated in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act) –

i.	the BNPP Entities may terminate any 40 Act Financing Agreement and any Contract;

ii.	BNPP PB, Inc. may recall any outstanding cash loan under the 40 Act Financing Agreements;

iii.	BNPP PB, Inc. may modify the method for calculating the Collateral Requirements; and

iv.	the BNPP Entities may take Default Action;

each action shall be taken solely to the extent required to comply with Applicable Law.

(b)
This Agreement will not limit the ability of BNPP PB, Inc. to change the product provided under this Agreement and the 40 Act Financing Agreements as necessary to comply with Applicable Law (including, for the avoidance of doubt, any new or amended rules, requests, guidelines and directives promulgated in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act).

16.	Miscellaneous -

(a)	In the event of a conflict between any provision of this Agreement and the other 40 Act Financing Agreements, this Agreement prevails.

(b)
This Agreement is governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws doctrine other than Title 14 of Article 5 of New York General Obligations Law.

(c)
Section 16(c) of the Account Agreement is hereby incorporated by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provision had been set forth in full herein.

(d)
Notwithstanding anything in any of the 40 Act Financing Agreements to the contrary, if any of the BNPP Entities (the “Assignor”) assigns its rights hereunder or any interest herein or under any other 40 Act Financing Agreement to any other person (such person, including any subsequent assignee, referred to herein as an “Assignee”), Customer shall in no event be required to pay to Assignee any additional amounts with respect to Taxes under any provision herein (or in any of the 40 Act Financing Agreements) in excess of the amounts Customer was required to pay with respect to payments made to Assignor prior to such assignment.

(e)	This Agreement may be executed in counterparts, each of which will be deemed an original instrument and all of which together will constitute one and the same agreement.

(The remainder of this page is blank.)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of June 4, 2013.

CORPORATE CAPITAL TRUST, INC.

By:	/s/ Paul S. Saint-Pierre
	Name:	Paul S. Saint-Pierre
	Title:	Chief Financial Officer

BNP PARIBAS PRIME BROKERAGE, INC., ON BEHALF OF ITSELF AND AS AGENT FOR THE BNPP ENTITIES

By:	/s/ Raphael Masgnaux
	Name:	Raphael Masgnaux
	Title:	Managing Director

By:	/s/ M. Andrews Yeo
Name: M. Andrews Yeo
Title: Chief Executive Officer

Appendix A – Collateral Requirements

THIS APPENDIX forms a part of the Committed Facility Agreement entered into between BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc.”) and Corporate Capital Trust, Inc. (“Customer”) (the “Committed Facility Agreement”).

1.	Collateral Requirements -

The Collateral Requirements in relation to all positions held in the accounts established pursuant to the 40 Act Financing Agreements (the “Positions”) shall be the greatest of:

(a) the Total Portfolio Margin Requirements;

(b) the sum of the collateral requirements of such Positions as per Regulation T or Regulation X, as applicable, of the Board of Governors of the Federal Reserve System, as amended from time to time;

(c) the sum of the collateral requirements of such Positions as per Financial Industry Regulatory Authority Rule 4210(g), as amended from time to time, to the extent applicable; or

(d) 35% of the Portfolio Gross Market Value.

2.	Eligible Securities -

(a)
Positions in the following eligible fixed income security types (“Eligible Securities”, which term shall exclude any securities described in Section 2(b)) are covered under the Committed Facility Agreement:

i.
non-convertible corporate debt securities or preferred securities, provided such securities (A) are issued by an issuer incorporated in one of the following countries: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Japan, Luxembourg, Netherlands, New Zealand, Norway, Portugal, Spain, Sweden, Switzerland, United Kingdom, United States, (B) are denominated in USD, and (C) are capable of being valued by BNPP PB, Inc. on a daily basis based on internal or external pricing sources.

(b)
Notwithstanding the foregoing, the following will not be part of the collateral commitment and shall have no collateral value (and for the avoidance of doubt, shall be excluded from the Portfolio Gross Market Value for purposes of calculating the Collateral Requirements hereunder):

i.	any security type not covered above, as determined by BNPP PB, Inc. in its sole discretion;

ii.	any short security position;

iii.	any security offered through a private placement or any restricted securities, except Rule 144A securities related to Debt Securities;

iv.	any security that is not maintained as a book-entry security on The Depository Trust Company;

v.
any securities that are municipal securities, asset-backed securities, mortgage securities, Payment-in-Kind Securities or Structured Securities (notwithstanding the fact that such securities would otherwise be covered);

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vi.	any Debt Security Position which has a Current Market Value that is greater than 35% of the Issue Size;

vii.	any Debt Security which was initially sold as part of an issuance of less than $50,000,000, as determined by BNPP PB, Inc.;

viii.	any Positions with a long-term debt rating below CCC- by S&P or below Caa3 by Moody’s;

ix.	any Debt Security that is a defaulted Debt Security; and

x.
to the extent that the Gross Market Value of all positions with a long-term debt rating of CCC+, CCC or CCC- by S&P or Caa1, Caa2 or Caa3 by Moody’s (excluding, for the avoidance of doubt, unrated securities), exceeds 35% of the Portfolio Gross Market Value, any Positions in excess of such 35% (and BNPP PB, Inc. shall determine in its sole discretion which specific securities shall be considered to be in excess of such 35%).

3.	Total Portfolio Margin Requirements -

The “Total Portfolio Margin Requirements” in relation to Positions consisting of Eligible Securities shall be determined according the following formula: max(Aggregate Position Level Margin Charge, Issuer Concentration Charge, Sector Concentration Charge).

(a) Aggregate Position Level Margin Charge.

The “Aggregate Position Level Margin Charge” in relation to Positions consisting of Eligible Securities shall be the sum of all the Position Level Margin Charges for all such Positions.

The “Position Level Margin Charge” for each Position consisting of Eligible Securities shall be the product of (i) the product of (A) the Debt Core Rate and (B) the Debt Liquidity Factor, and (ii) the Current Market Value of such Position.

The “Debt Core Rate” shall be determined pursuant to the following table. For the avoidance of doubt, linear interpolation shall be used to determine the Debt Core Factor applicable to such Debt Securities between points on the table below.

	Years to Maturity
Spread to Treasuries	1	3	5	10	20
Treasuries	2%	2%	4%	4%	4%
2%	10%	10%	10%	10%	10%
5%	12%	15%	18%	22%	25%
8%	20%	25%	30%	32%	35%
10%	25%	30%	35%	40%	45%
12%	35%	40%	45%	50%	50%
15%	40%	45%	50%	50%	50%
>15%	Debt Core Rate shall be the greater of (i) 60% of Current Market Value and (ii) 30% of Face Value

The “Debt Liquidity Factor” shall be determined pursuant to the following table as a percent of Issue Size. For the avoidance of doubt, linear interpolation shall be used to determine the Debt Liquidity Factor applicable to such Debt Securities between points on the table below.

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Percent of Issue Size	Debt Liquidity Factor
9% or less	1.0 (no liquidity charge)
12%	2.5
30%	3.0
35%	3.0

(b)	Issuer Concentration Charge

The Issuer Concentration Charge is determined by grouping Positions consisting of Eligible Securities according to Issuer (each such grouping, an “Issuer Position”). BNPP PB, Inc. shall aggregate the three Issuer Positions with the largest Gross Market Values (expressed as a positive number) in accordance with the following formula; provided that if there is only one Issuer Position, then the Issuer Concentration Charge shall equal 100% of such Issuer Position.

“Issuer Concentration Charge” = (125% x Issuer Position with largest Gross Market Value) + (25% x Issuer Position with 2nd largest Gross Market Value) + (15% x largest Issuer Position with 3rd largest Gross Market Value)

(c)	Sector Concentration Charge

The Sector Concentration Charge is determined by grouping Positions consisting of Eligible Securities in the same industry sector (as classified by Bloomberg) (each such grouping, a “Sector Position”). BNPP PB, Inc. shall determine the Sector Position with the largest Gross Market Value and calculate the Sector Concentration Charge in accordance with the following formula.

“Sector Concentration Charge” = 70% Sector Position with largest Gross Market Value

4.	Positions Outside the Scope of this Appendix -

For the avoidance of doubt, the Collateral Requirements set forth herein are limited to the types and sizes of securities specified herein. The Collateral Requirement for any Position or part of a Position not covered by the terms of this Appendix shall be determined by BNPP PB, Inc. in its sole discretion.

5.	One-off Collateral Requirements -

From time to time BNPP PB, Inc., in its sole discretion, may agree to a different Collateral Requirement than the Collateral Requirement determined by this Appendix for a particular Position; provided that, for the avoidance of doubt, the commitment in Section 6(a) of the Committed Facility Agreement shall apply only with respect to the Collateral Requirements based upon the Total Portfolio Margin Requirements determined pursuant to Section 3 hereof and BNPP PB, Inc. shall have the right at any time to increase the Collateral Requirement for such Position up to the Collateral Requirement that would be required as determined in accordance to Section 3 hereof.

6.	Certain Definitions -

(a)	“Bloomberg” means the Bloomberg Professional service.

(b)
“Current Market Value” means with respect to a Position, an amount equal to the product of (i) the number of units of the relevant security and (ii) the price per unit of the relevant security (as determined by BNPP PB, Inc. in its good faith discretion).

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(c)	“Debt Security” means non-convertible preferred securities and corporate debt securities.

(d)	“Face Value” means the value in USD representing the principal of a Debt Security.

(e)
“Gross Market Value” of one or more Positions means an amount equal to the sum of all Current Market Values of all such Positions, where, for the avoidance of doubt, the Current Market Value of each Position is expressed as a positive number whether or not such Position is held long.

(f)	“Issue Size” means with respect to a Position in a Debt Security of an Issuer, the Current Market Value of all such Debt Securities issued by the Issuer and still outstanding.

(g)
“Issuer” means, with respect to a Debt Security, the ultimate parent company or similar term as used by Bloomberg; provided that, if the relevant security was issued by a company or a subsidiary of a company that has issued common stock, the Issuer shall be deemed to be the entity that has issued common stock; provided further that, with respect to any exchange-traded funds, the Issuer of such securities shall be the index to which the relevant securities relate, if any.

(h)	“Moody’s” means Moody’s Investor Service, Inc.

(i)	“Payment-in-Kind Securities” means any security that permits the Issuer to pay the holder of such security with additional securities or assets in place of cash.

(j)	“Portfolio Gross Market Value” means the Gross Market Value of all of the Positions that are Eligible Securities.

(k)	“Spread to Treasuries” means, with respect to a Debt Security, the spread of such Debt Security to U.S. Treasury securities as determined by BNPP PB, Inc. in its good faith discretion.

(l)
“Structured Securities” means any security (i) the payment to a holder of which is linked to a different security, provided that such different security is issued by a different issuer or (ii) structured in such a manner that the credit risk of acquiring the security is primarily related to an entity other than the issuer of the security itself.

(m)	“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

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Appendix B

Pricing

CORPORATE CAPITAL TRUST, INC.

Financing Rate

Customer Debit Rate

  1 Month LIBOR + 110 bps

ISO Code

USD

Arrangement Fee

Customer shall pay an arrangement fee (the “Arrangement Fee”) to BNPP PB, Inc. equal to the product of the Maximum Commitment Financing and 20 bps and shall pay such Arrangement Fee on the execution date of the Committed Facility Agreement.

Commitment Fee

Customer shall pay a commitment fee (the “Commitment Fee”) to BNPP PB, Inc. equal to sum of the Daily Commitment Fees over the relevant calculation period, when the amount calculated under the Financing Rate above is due. For purposes of this section, the “Daily Commitment Fee” on each day shall be the product of (a) the difference between (i) the Maximum Commitment Financing and (ii) the current Outstanding Debit Financing, (b) 1/360 and (c) 55 bps.